Igor

EMPLOYMENT AND TRADE SECRETS AGREEMENT
MANAGERIAL POSITION (3154)

This Employment and Trade Secrets Agreement ("Agreement") is entered into as of this **September 1, 2003** by and between Network Dynamics Corp., a California corporation ("Employer"), located at 12121 Wilshire Blvd, Suite 305, LA CA 90025, and **Igor Barash** ("Employee") with reference to the following facts:

A. Employee wishes to be employed by the Employer.

B. Employer and Employee wish to enter into this Agreement to assure Employer of the services of Employee, to assure Employee employment with Employer, and to set forth the rights and duties of the parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

1. **Employment**

1.1 Employer hereby employs Employee, and Employee hereby accepts and agrees to employment, on the terms and conditions set forth herein.

1.2 Employee shall serve in the capacity of **Chief Information Officer**. Employee shall report directly to CEO and will perform those duties set forth on **Exhibit "A"** attached hereto and incorporated herein by this reference and such other duties and responsibilities as is consistent with his executive capacity, as such duties and responsibilities shall be reasonably determined by the Board of Directors of Employer. Additional duties may be assigned and the job description may be modified from time to time by management in order to accommodate changing circumstances and needs. The duties and responsibilities shall be conducted in accordance with the Company's policies, procedures, and rules as established by management.

1.3 The workweek for this position is normally considered to be 40 hours. As required by the Company, you shall schedule hours to accommodate operational needs. As an exempt employee, you will not receive overtime compensation or compensatory time off or additional compensation beyond the established salary for the position; greater emphasis is placed on meeting the responsibilities assigned to the position rather than working a specified number of hours.

2. **At Will Employment**

This Employment shall continue as long as both Employer and Employee consider it to be of mutual benefit. Either Employer or Employee may terminate the employment relationship

at will. Although other terms and conditions of this Agreement can be changed from time to time by the parties, the at-will status of this agreement cannot be changed, amended, or altered.

3. **Compensation**

3.1 As base compensation for all services rendered by Employee hereunder, Employee shall receive from Employer salary at the annual rate of **$145,000.**

3.2 The base salary will be paid bi-weekly unless otherwise notified by Employer.

4. **Reimbursements**

4.1 Employer agrees to provide, at its sole cost and expense, such office facilities and secretarial services as may be required by Employee in order to carry out his duties under this Agreement. Employer will reimburse Employee for reasonable expenses promoting the business of Employer, including expenses for entertainment, travel and similar items, provided all such expenses are pre-approved by Employer. Employer will reimburse Employee for all such expenses paid by Employee within 10 days of presentation by Employee of an itemized account of such expenditures (statement or invoice).

5. **Benefits**

5.1 Employee will have the opportunity to participate in Employer's 401K Plan after 90 days of continuous employment.

5.2 Employee will receive medical coverage under Employer's Health Care provider Policy 90 days of continuous employment.

5.3 Employer will provide company car (up to $800 per month) and appropriate auto insurance.

5.4 Employer will cover cellular phone expenses.

5.5 Employer will cover up to $500 per month in credit card expenses – expenses associated with business.

5.6 Bonuses for performance will be issued based on a proposed bonus schedule developed by the management team.

6. **Holiday, Vacation and Sick Pay**

Employee will be given 7 days of standard vacation/personal, and 3 sick days per each 12 month employment period. Any unused vacation days can be applied to future employment years. After 3 years of employment, the Employee will be entitled to 14 days of vacation. Any planned vacation prior to employment agreement must be reasonable and approved by Company.

7. **Trade Secrets**

7.1 The Employee and Employer acknowledge and agree that during the term of this agreement and in the course and discharge of Employee's duties hereunder, Employee shall have access to and become acquainted with financial, personnel, sales, scientific, technical, and other information regarding formulas, patterns, compilations, programs, devices, methods, techniques, operations, plans and processes that are owned by Employer, actually or potentially used in the operation of Employer's business, or obtained from third parties under an agreement of confidentiality, and that such information constitutes "trade secrets." Employer operates in the anti-spyware field which is highly competitive and highly technical. In particular, Employee shall have access to software, code, spyware and adware definitions and other software elements that if disclosed to third parties would substantially harm Company's position in the marketplace.

7.2 Employee specifically agrees that Employee shall not misuse, misappropriate, or disclose in writing, orally or by electronic means, any trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of the this agreement or at any time thereafter, except as required in the course of his/her employment.

7.3 Employee acknowledges and agrees that the sale or unauthorized use or disclosure in writing, orally or by electronic means, of any of Employer's trade secrets obtained by Employee during the course of his/her employment under this agreement, including information concerning Employer's actual or potential work. Services, or products are planned under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Employee promises and agrees not to engage in any unfair competition with Employer, either during the term of this agreement or at any other time thereafter.

7.4 Employee further agrees that all files, records, documents, drawings, specifications, equipment, software, and similar items whether maintained in hard copy or on line relating to Employer's business, whether prepared by Employee or others, are and shall remain exclusively the property of Employer and that they may and shall be removed from the premises or, if kept on line from the computer system, of Employer only with the written and express consent of the Board of Directors.

8. **Employee's Duties on Termination**

In the event of termination of employment with Employer, Employee agrees to deliver promptly to Employer all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written or graphic records, and the like, relating to Employer's business, which are or have been in his possession or under his control. The Employer must compensate all base, commissions, bonuses, reimbursable expenses, and other compensations up to the termination date; and payable within ten (10) days.

9. **Additional Covenants**

9.1 During the term of Employee's employment hereunder, Employee agrees that he will not, directly or indirectly, own an interest in (except in connection with companies

whose stock is listed on any national securities exchange and/or NASDAQ), operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity providing, soliciting orders for, selling, distributing, or marketing products which directly or indirectly compete with Employer's products or the Employer's business.

9.2 During the term of Employee's employment hereunder, Employee agrees that he will not undertake planning for or organization of any business activity competitive with Employer's business or combine or conspire with other employees or representatives of Employer's business for the purpose of organizing any such competitive business activity.

9.3 During the term of Employee's employment hereunder and for one year thereafter, Employee agrees that he will not, directly or indirectly or by action in concert with others, (i) induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor, subcontractor or otherwise) by Employer to terminate his or her employment or engagement or (ii) hire any employee who has left the employ of Employer less than one year after such employee's employment by Employer has terminated. This does not apply to Employment with either legal corporate partner of Network Dynamics Corp.

9.4 The covenants of this Paragraph 9 shall be construed as separate covenants covering their subject matter in each of the separate counties and states in the United States in which Employer transacts its business; to the extent that any covenant shall be judicially unenforceable in any one or more of said counties or states, said covenant shall not be affected with respect to each other county and state, each covenant with respect to each county and state being construed as severable and independent.

10. **Notices**

Any notice or other communication to be given hereunder shall be in writing and shall be personally delivered; sent by United States certified mail; sent by Federal Express or similar overnight express delivery service; or sent by electronic facsimile (fax) or other similar electronic means. Notices to Employer shall be addressed to Employer at its principal place of business, to the attention of the President/CEO; notices to Employee shall be addressed to him at his home address last shown on the records of Employer. Any party may hereafter designate in writing to the other a different address. Any such notice shall be deemed given (a) when personally delivered; (b) forty-eight (48) hours after deposit in the United States mail, addressed as aforesaid with postage and certification fee prepaid; (c) one business day after sending by Federal Express or similar overnight express delivery service; or (d) upon transmission by facsimile (fax) or other similar electronic means.

11. **Continuing Obligations; Equitable Relief**

11.1 Employee's obligations as to the confidentiality of trade secrets shall

continue in effect for one (1) year beyond the term of his employment hereunder, and the obligations shall be binding on Employee.

11.2 The parties agree that money damages are an inadequate remedy in the event of the breach by a party of any of the provisions of Paragraphs 7, 8 and 9 of this Agreement. Therefore, the parties agree that the non-breaching party is entitled to equitable relief, including specific performance of Paragraphs 7 and 8 of this Agreement and injunctive relief against any breach or threatened breach of paragraphs 7, 8 and 9. However, no remedy conferred by any of the specific provisions of Paragraphs 7, 8 and 9 of this Agreement is intended to be exclusive, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. The election of any one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

12. **Attorney's Fees and Costs**

If any legal action based in contract law is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements, including but not limited to expert witness costs and fees, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

13. **Assignment**

The rights under this Agreement shall not be assignable except under testamentary will or trust nor the duties delegable by either party without the consent of the other; and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

14. **Severable Provisions**

The provisions of this Agreement are severable, and, if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable, in any jurisdiction, shall nevertheless be binding and enforceable.

This agreement supercedes any previous agreements put forth by Employer. Employee agrees that any other agreements have been noticed, agreed upon, and now are being superceded by this presented agreement.

15. **Definition**

Employer shall be deemed Network Dynamics Corp., a California corporation, unless thirty (30) days written notice is given to Employee of a change of control of Employer.

16. **Waiver**

Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

17. **Enforcement**

Employer and Employee recognize and acknowledge that Employee is hereunder employed in a position where Employee will be rendering personal services of a special, unique, unusual, and extraordinary character requiring extraordinary ingenuity and effort by Employee. Each party agrees that the breach by him or it of this Agreement, including its covenants, could not reasonably or adequately be compensated solely in damages in an action at law and that either party shall be entitled to seek injunctive relief, which may include but shall not be limited to restraining the other party from rendering any service that would breach this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement (including this Paragraph 17) is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

18. **Governing Law**

This Agreement and performance under it shall be construed in accordance with and under the laws of the State of California and the city of Los Angeles will be the situs of jurisdiction. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope, such term or provision shall be adjusted rather than voided and interpreted so as to be enforceable to the fullest extent possible, and all other terms and provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

19. **Representations**

19.1 Employee represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants of it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement and that his execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

19.2 Employer represents that it is properly formed as a California corporation, has the authority through its corporate officers to enter into this Agreement, and that its officers have been duly authorized to enter into this Agreement through approved corporate resolutions.

Any notice or other communication to be given hereunder shall be in writing and shall be personally delivered; sent by United States certified mail; sent by Federal Express or similar overnight express delivery service; or sent by electronic facsimile (fax) or other similar electronic means. Notices to Employer shall be addressed to Employer at its principal place of business, to the attention of the President/CEO; notices to Employee shall be addressed to him at his home address last shown on the records of Employer. Any party may hereafter designate in writing to the other a different address. Any such notice shall be deemed given (a) when personally delivered; (b) forty-eight (48) hours after deposit in the United States mail, addressed as aforesaid with postage and certification fee prepaid; (c) one business day after sending by Federal Express or similar overnight express delivery service; or (d) upon transmission by facsimile (fax) or other similar electronic means.

20. **Counterparts**

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. **Entire Agreement**

This Agreement expresses the entire agreement and understanding of the Parties with respect to the subject matter contained herein and supersedes all prior oral or written agreements, commitments and understandings pertaining to the subject matter hereof. Notwithstanding the foregoing, Employer reserves the right to modify the terms and conditions of this agreement related to the following, commission, base pay, compensation structure, duties and responsibilities, vacation/sick days, upon advance notice to Employee. Employer will give Employee at least a 30 day notice if any changes are to be made to compensation or commission structure.

22. **Representation of Parties by Independent Counsel**

Employee hereby acknowledges that Network Dynamics Corp.'s legal counsel has made no representation, warranty or recommendation to him regarding the legal sufficiency, legal effect or consequences of this Agreement or the transactions contemplated by this Agreement.

23. **Review and Explanation by Legal Counsel**

The parties acknowledge, covenant and agree that they have carefully and completely read this entire Agreement; that each has had the opportunity to have all of the provisions of this Agreement explained to him/her by legal counsel; that each party fully and

completely understands, accepts and is satisfied with the terms and conditions of this Agreement; and, that each acknowledges that they have reached this Agreement only after careful, extended and deliberate thought and consideration. The parties also acknowledge and agree that this Agreement is made and entered into freely and voluntarily, free from any duress, coercion, menace, fraud or undue influence of any kind, character or nature upon the part of the other party and that it will be legally binding when signed by both parties.

24. **Confidentiality of Employee's Agreement with Employer**

Employee hereby agrees to keep the terms of this Agreement and any and all discussions, disclosures, and other agreements pertaining to this Agreement, including any reference to Employee's compensation structure, confidential. Confidentiality for this purpose is defined as follows: Employee agrees to not discuss or otherwise communicate the terms of his/her Employee Agreement or related items, directly or indirectly, with any other individual employed, or otherwise engaged in business with, Employer. Failure to abide by this provision may constitute a violation of this Agreement and subject Employee to disciplinary action by Employer.

25. **Titles and Headings**

Titles and headings to Paragraphs in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect the provisions of it.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

"Employer"

NETWORK DYNAMICS CORP.,
a California corporation

Gary Guseinov

By: ____________________
President

By: ____________________ **Igor Barash**
"Employee" print name

Exhibit "A"
Description of Duties and Responsibilities

Title: CIO – Chief Information Officer
Name: Igor Barash
Responsibilities:

- Manage IT staff
- Manage All Company Technology
- Oversee Technical Projects
- Oversee / Design Technical Infrastructure
- Manage Software Creation
- Manage Ecommerce Functionality
- Manage Statistical Reporting Technology
- Manage Media Campaign Technology
- Create / Manage / Redesign Website Technology and Infrastructure
- Server Maintenance
- 3rd Party Product and Services Integration
- Office LAN Management